3.4
Form of Plan of Merger



                                 PLAN OF MERGER

     This Plan of Merger is made and entered into this 10th day of July, 2007, by and between SENIOR OPTICIAN SERVICE, INC., a Nevada corporation, ("SENIOR OPTICIAN NEVADA)" or the "Surviving corporation"), and SENIOR OPTICIAN SERVICE, INC., a MINNESOTA corporation, ("SENIOR OPTICIAN MINNESOTA, "Disappearing Corporation").

                                    RECITALS

     A. SENIOR OPTICIAN NEVADA is a corporation organized and existing under the laws of the State of Nevada and has authorized capital stock consisting of 100,000,000 shares of capital stock, of which no shares are issued and outstanding.

     B. SENIOR OPTICIAN MINNESOTA is a corporation organized and existing under the laws of the State of MINNESOTA and has authorized capital stock consisting of 100,000,000 shares, of which 5,854,000 shares are issued and outstanding being owned by the SENIOR OPTICIAN MINNESOTA shareholders.

     C. The Board of Directors of SENIOR OPTICIAN NEVADA and SENIOR OPTICIAN MINNESOTA, respectively, deem it advisable for SENIOR OPTICIAN MINNESOTA to merge with and into SENIOR OPTICIAN NEVADA.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, SENIOR OPTICIAN NEVADA and SENIOR OPTICIAN MINNESOTA hereby agree to the following Plan of Merger:

     1. Names of Constituent Corporations. SENIOR OPTICIAN SERVICE, INC., a MINNESOTA corporation will merge with and into SENIOR OPTICIAN SERVICE, INC., a Nevada corporation. SENIOR OPTICIAN SERVICE, INC. will be the Surviving Nevada Corporation.

     2. Terms and Conditions of Merger. The effective date of merger will be the date upon which the Articles of Merger are filed with the MINNESOTA and Nevada Secretaries of State. Upon the effective date of the merger the separate corporate existence of SENIOR OPTICIAN MINNESOTA will cease; title to all property owned by SENIOR OPTICIAN MINNESOTA will be vested in SENIOR OPTICIAN NEVADA without reversion or impairment; and the Surviving Corporation will have all liabilities of SENIOR OPTICIAN MINNESOTA. Any proceeding pending by or


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against  SENIOR  OPTICIAN  MINNESOTA  may be continued as if such merger did not occur, or the Surviving Corporation may be substituted in the proceeding for SENIOR OPTICIAN MINNESOTA.

     3. Governing Law. The laws of the State of Nevada will govern the Surviving Corporation.

     4. Name. The name of the Surviving Corporation will be SENIOR OPTICIAN SERVICE, INC.

     5. Registered Office. The present address of the registered office of the Surviving and Disappearing corporation's is 18610 East 32nd Ave., Greenacres, WA 99016.

     6. Accounting. The assets and liabilities of SENIOR OPTICIAN NEVADA and SENIOR OPTICIAN MINNESOTA (collectively the "Constituent Corporations") as of the effective date of the merger will be taken up on the books of the Surviving Corporation at the amounts at which they are carried at that time on the respective books of the Constituent Corporations.

     7. Bylaws. The Bylaws of SENIOR OPTICIAN NEVADA as of the effective date of the merger will be the Bylaws of the Surviving Corporation until the same will be altered or amended in accordance with the provisions thereof.

     8. Directors. The directors of SENIOR OPTICIAN NEVADA as of the effective date of the merger will be the directors of the Surviving Corporation until their respective successors are duly elected and qualified.

     9. Manner and Basis of Converting Shares. As of the effective date of the merger:

               (a) The Surviving Corporation will retire or cancel all of the shares of SENIOR OPTICIAN MINNESOTA by issuing to each SENIOR OPTICIAN SERVICE shareholder one (1) share of SENIOR OPTICIAN NEVADA share for each share of SENIOR OPTICIAN MINNESOTA share. Any shares of stock of SENIOR OPTICIAN
MINNESOTA in the treasury on the effective date of the merger will be surrendered to the Surviving Corporation for cancellation, and no shares of the Surviving Corporation will be issued in respect thereof.

     10. Shareholder Approval. This Plan of Merger did not require shareholder approval pursuant to Minnesota Statutes Chapter 302A.613 Subdivision 3, nor the Nevada Revised Statutes.

     11. Rights of Dissenting Shareholders. There are no dissenting shareholder rights associated this change in corporate domicile.

     12. Termination of Merger. This merger may be abandoned at any time prior to the filing of Articles of Merger with the Secretary of State, upon a vote of a majority of the Board of Directors of both SENIOR OPTICIAN NEVADA and SENIOR OPTICIAN MINNESOTA. If the merger is terminated, there will be no liability on the part of either Constituent Corporation, their respective Boards of Directors, or shareholders.

     13. Counterparts. This Plan of Merger may be executed in any number of counterparts, and all such counterparts and copies will be and constitute an original instrument.

     IN WITNESS WHEREOF, this Plan of Merger has been adopted by the undersigned corporations as of this 10th day of July, 2007.

SENIOR OPTICIAN SERVICE, INC.,                    SENIOR OPTICIAN SERVICE, INC.,
a Nevada corporation                              a Minnesota corporation


By:                                               By:
   ---------------------------------                 ---------------------------
Name: Patrick Downey                              Name: Patrick Downey
Title: President/Secretary                        Title: President/Secretary